SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             -----------------------

                                    FORM 8-K

                             -----------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 14, 2001

                           Covanta Energy Corporation
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                        1-3122                 13-5549268
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(State or Other Jurisdiction         (Commission File           (IRS Employer
      of Incorporation)                   Number)            Identification No.)


40 Lane Road, Fairfield, New Jersey                                07004
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(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (973) 882-9000

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

         Item 5.  Other Events.

         On August 15, 2001, Covanta Energy Corporation issued a press release, a copy of which is attached hereto as Exhibit A.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of business acquired: Not applicable.

(b) Pro forma financial information: Not applicable.

(c) Exhibit: Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 15, 2001

                                   COVANTA ENERGY CORPORATION


                                   By: /s/ Scott G. Mackin
                                       ----------------------------
                                   Name: Scott G. Mackin
                                   Title: President and Chief Executive Officer

                                    Exhibit A
                                    ---------

                                                          Logo of COVANTA ENERGY


FOR IMMEDIATE RELEASE
---------------------


                 COVANTA ENERGY CORPORATION REPORTS RESULTS FOR
                SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2001


       -- Company Posts Second Quarter Recurring Base EBIT of $43 Million,
                 46% Increase Over Comparable Period of 2000 --

        -- Records Second Quarter Consolidated Net Income of $14 Million,
                               $0.29 per Share --


FAIRFIELD, N.J.-- August 14, 2001--Covanta Energy Corporation (NYSE: COV) today reported results for the second quarter and six months ended June 30, 2001.

Recurring base earnings before interest and taxes (EBIT) from the Company's continuing Energy operations were $43 million for the quarter ended June 30, 2001, compared to $29 million in the comparable period of 2000. On a consolidated basis, including expenses associated with non-core activities and corporate interest, the Company reported net income of $14 million, or $0.29 per diluted share. For the quarter ended June 30, 2000, the Company reported a consolidated net loss of $77 million, including net losses from discontinued operations of $66 million.

Recurring base EBIT from continuing Energy operations were $70 million for the six months ended June 30, 2001, compared to $44 million in the comparable period of 2000. On a consolidated basis, net income amounted to $24 million for the first six months of 2001 or $0.48 per diluted share, compared to a consolidated net loss for the same period of a year ago of $106 million, including a net loss from discontinued operations of $92 million.

"These results reflect continued strong performance and favorable pricing at a number of our generating facilities. We continue to expect strong year-over-year growth in the current year, and further growth in 2002 in our core energy business," said Scott G. Mackin, President and Chief Executive Officer. "In addition, we are pleased to report that results for second quarter 2001 represent Covanta Energy's second profitable quarter in a row since the beginning of the restructuring process."

SECOND QUARTER 2001 RESULTS
                                                          FOR THE THREE MONTHS
CONTINUING ENERGY:                                        ENDED JUNE 30, ($MM)
                                                          ====================
    EBIT                                                  2001            2000
                                                          ----            ----
    Recurring base EBIT                                     43              29
    Non-recurring items                                     26              12
                                                           ---             ---
    Total Energy EBIT                                       69              41

NON-ENERGY:
    Other segment (loss)                                   (10)             (9)
    OEES  (loss)                                           (17)             (6)
    Unallocated corporate overhead                          (9)            (26)

INTEREST EXPENSE, NET                                       (7)            (10)
                                                           ---            ----

PRE TAX INCOME  (LOSS)                                      26             (10)

INCOME TAX PROVISION                                       (12)              0
                                                           ---            ----

INCOME (LOSS) FROM CONTINUING OPERATIONS                    14             (10)

LOSS FROM DISCONTINUED OPERATIONS (net of tax)               -             (67)
                                                           ---            ----

CONSOLIDATED NET INCOME (LOSS)                              14             (77)
                                                           ===            ====


For the three months ended June 30, 2001, the Company reported EBIT from its Energy business of $69 million on revenues of $263 million, compared to EBIT of $41 million on revenues of $223 million in the comparable period of 2000. The 2001 results include $26 million of net non-recurring income, consisting of about $21 million in insurance settlement proceeds related to a waste-to-energy
(WTE) facility, and $6 million associated with the reimbursement of the Quezon Project development expenses. The 2000 EBIT results included $12 million of non-recurring income also resulting from an insurance settlement related to a WTE facility.

Adjusting for these non-recurring items, the recurring base Energy EBIT for the three months ended June 30, 2001 was $43 million, compared to $29 million for the comparable period in 2000. The increase in recurring base Energy EBIT of $14 million, or 46%, is largely due to continued strong production and favorable energy pricing at various independent power production (IPP) and WTE sites, including power plants in California. In addition, the Company's Samalpatti, India project, which commenced commercial operations during the second quarter 2001 and the Quezon project in The Philippines, which came on stream in the second quarter of 2000, contributed favorably to this quarter's results. The implementation of the organizational study the Company completed in late 2000 continues to improve the bottom line. On a proforma per share basis, earnings of the recurring Energy business for the second quarter of 2001, amounted to $0.41, compared to the Company's $0.24 per share for the year-ago quarter.

In addition to the factors previously noted, the 2001 second quarter benefited from significant reductions in unallocated corporate overhead, as well as reduced interest expense (net) of about 30%, partially offset by an increase in the loss from the non-core construction business ("OEES") of about $11 million. The additional OEES loss relates to an increase in the estimated cost to complete a construction project, which is expected to wind down during 2002.

YEAR-TO-DATE RESULTS

                                                           FOR THE SIX MONTHS
CONTINUING ENERGY:                                        ENDED JUNE 30, ($MM)
                                                          ====================
    EBIT                                                  2001            2000
                                                          ----            ----
    Recurring base EBIT                                     70              44
    Non-recurring items                                     27              12
                                                          ----            ----
    Total Energy EBIT                                       97              56

NON-ENERGY:
    Other segment (loss)                                   (11)            (11)
    OEES  (loss)                                           (18)            (10)
    Unallocated corporate overhead                         (13)            (32)

INTEREST EXPENSE, NET                                      (14)            (18)
                                                          ----            ----

PRE TAX INCOME  (LOSS)                                      41             (15)

INCOME TAX PROVISION                                       (17)              1
                                                          ----            ----

INCOME (LOSS) FROM CONTINUING OPERATIONS                    24             (14)

LOSS FROM DISCONTINUED OPERATIONS (net of tax)               -             (92)
                                                          ----            ----

CONSOLIDATED NET INCOME (LOSS)                              24            (106)
                                                          ====            ====


For the six months ended June 30, 2001, the Company reported EBIT from its Energy business of $97 million on revenues of $479 million, compared to EBIT of $56 million on revenues of $418 million in the comparable period of 2000. The six-month results for both 2000 and 2001 include the same items as noted under the quarterly results above.

Adjusting for non-recurring items, the recurring base Energy EBIT for the six months ended June 30, 2001 was $70 million, compared to $44 million for the comparable period in 2000. The increase in recurring base Energy EBIT of $26 million, or 60%, is largely due to increased production and favorable energy pricing at various IPP sites in California as well as increased pricing experienced at certain WTE sites with merchant energy capacity. The increase is also the result of a full six-month's operations of the Company's Quezon project in The Philippines, as well as from the Company's Samalpatti, India project, which commenced commercial operations during the second quarter 2001. In addition, the bottom line was favorably impacted by the reductions in corporate overhead, resulting from implementation of the organizational study the Company completed in the fourth quarter of 2000. On a proforma per share basis, earnings of the recurring energy business for the first six months of 2001, amounted to $0.68, more than two times higher than the Company's $0.31 per share for the comparable period a year ago.

In addition to the factors previously noted, the first six months of 2001 benefited from significantly lower unallocated corporate overhead and interest expense (net), partially offset by an increase in charges associated with the OEES construction unit.

Covanta expects recurring proforma earnings per share (EPS) for 2001 for its Energy business of between $1.18 and $1.22. Embedded in this EPS projection is an expectation that recurring base Energy EBIT will aggregate approximately $120 to $123 million, or about a 17% increase over 2000.

                               *       *       *

Covanta Energy Corporation is an internationally recognized designer, developer, owner and operator of power generation projects and provider of related infrastructure services. The Company's independent power business develops, structures, owns, operates and maintains projects that generate power for sale to utilities and industrial users worldwide. Its waste-to-energy facilities convert municipal solid waste into energy for numerous communities, predominantly in the United States. The Company also offers single-source design/build/operate capabilities for water and wastewater treatment infrastructures. Additional information about Covanta can be obtained via the Internet at www.covantaenergy.com, or through the Company's automated information system at 866-COVANTA (268-2682).

Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, expected earnings and future financial performance. Although Covanta believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause Covanta's actual results to differ materially from those contemplated in the forward-looking statements above include, among others, the following:
     - Economic, capital market and other business conditions effecting power generation enterprises specifically and commerce generally including interest, inflation and exchange rates; weather conditions; creditworthiness of customers and suppliers, changes in fuel costs and supply; unscheduled outages; environmental incidents; electric transmission restraints and risks and uncertainties associated with the recently deregulated energy industry;
     - Trade, monetary, fiscal, taxation, energy regulation and environmental policies of governments, agencies and similar organizations in geographic areas where Covanta has a financial interest;
     - Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight, including without limitation the impact of newly adopted FASB 133 relating to accounting for derivatives which is effective beginning January 1, 2001. The impact of FASB 133 will vary between accounting periods based on changes in pricing of various items bought and sold by the Company.
     - Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;
     - Limitations on Covanta's ability to control the development or operation of projects in which Covanta has less than 100% interest;
     - The lack of operating history at development projects provides only a limited basis for management to project the results of future operations;


                                    *  *  *


Contacts:     Investor Relations:
              Louis M. Walters, 973-882-7260

              Media Relations:
              Eric Berman, Adam Weiner, David Lilly
              Kekst & Company, 212-521-4800



                               -- TABLES FOLLOW --

                                COVANTA ENERGY CORPORATION
                                         EARNINGS
                                     (000's Omitted)

                                                    Quarter  ended June 30,
                                             -----------------------------------
                                                   2001               2000
                                             ----------------   ----------------
CONTINUING ENERGY OPERATIONS:
REVENUE                                         $   263,052        $   222,888

DIRECT COSTS                                        181,838            171,523
                                                -----------        -----------

CONTINUING ENERGY GROSS MARGIN                       81,214             51,365
% of Revenue                                         30.87%             23.05%

S.G.& A.                                             10,283              9,512
                                                -----------        -----------

CONTINUING ENERGY OPERATING INCOME                   70,931             41,853
% of Revenue                                         26.96%             18.78%

Minority interests                                   (1,589)              (840)
                                                -----------        -----------

CONTINUING ENERGY EBIT                               69,342             41,013

OTHER SEGMENT (loss)                                 (9,313)            (8,824)

OEES (loss)                                         (17,065)            (6,124)

Unallocated corporate overhead                       (9,260)           (26,726)
Interest-Net                                         (7,140)            (9,731)
                                                -----------        -----------

Pre-tax income (loss)                                26,564            (10,392)
Income taxes                                        (12,106)               (22)
                                                -----------        -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS             14,458            (10,414)
                                                -----------        -----------


LOSS FROM DISCONTINUED OPERATIONS                         -            (66,489)
                                                -----------        -----------

CONSOLIDATED NET INCOME (LOSS)                  $    14,458        $   (76,903)
                                                ===========        ===========


EPS-Continuing operations
Basic                                           $      0.29        $     (0.21)
Fully Diluted                                   $      0.29        $     (0.21)

EPS-Discontinued operations
Basic                                                              $     (1.34)
Fully Diluted                                                      $     (1.34)

                           COVANTA ENERGY CORPORATION
                                    EARNINGS
                                 (000's Omitted)

                                                   Six months ended June 30,
                                             -----------------------------------
                                                   2001               2000
                                             ----------------   ----------------
CONTINUING ENERGY OPERATIONS:
REVENUE                                         $   478,828        $   417,522

DIRECT COSTS                                        359,725            341,027
                                                -----------        -----------

CONTINUING ENERGY GROSS MARGIN                      119,103             76,495
% of Revenue                                         24.87%             18.32%

S.G.& A.                                             19,145             17,869
                                                -----------        -----------

CONTINUING ENERGY OPERATING INCOME                   99,958             58,626
% of Revenue                                         20.88%             14.04%

Minority interests                                   (2,926)            (2,164)
                                                -----------        -----------

CONTINUING ENERGY EBIT                               97,032             56,462

OTHER SEGMENT (loss)                                (10,600)           (11,435)

OEES (loss)                                         (18,205)            (9,669)

Unallocated corporate overhead                      (13,010)           (32,311)
Interest-Net                                        (14,580)           (18,216)
                                                -----------        -----------

Pre-tax income (loss)                                40,637            (15,169)
Income taxes                                        (16,764)               581
                                                -----------        -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS             23,873            (14,588)
                                                -----------        -----------


LOSS FROM DISCONTINUED OPERATIONS                                      (91,799)
                                                -----------        -----------

CONSOLIDATED NET INCOME (LOSS)                  $    23,873        $  (106,387)
                                                ===========        ===========


EPS-Continuing operations
Basic                                           $      0.48        $     (0.30)
Fully Diluted                                   $      0.48        $     (0.30)

EPS-Discontinued operations
Basic                                                              $     (1.85)
Fully Diluted                                                      $     (1.85)